I hereby acknowledge that, as an inducement for me to continue my employment with Texas Gulf Energy, Incorporated (the “Company”) and/or it's subsidiaries, I have been issued 100,000 restricted shares of the Company's Common Stock (the “Restricted Shares”). In addition to the restrictions on sale or transfer imposed by Rule 144, as amended, under the Securities Act of 1933, as promulgated by the Securities and Exchange Commission, the Company has imposed certain vesting restrictions upon the Restricted Shares. These are:

ñ	The Restricted Shares shall vest as follows: 33,333 of the Restricted Shares on July 15, 2012; (ii) 33,333 of the Restricted Shares on February 1, 2013 and (iii) 33,334 of the Restricted Shares on February 1, 2014;

ñ	Provided, however, that if I shall no longer be in the employment of the Company and/or it's subsidiaries as of the last business day prior to each such vesting date, all remaining unvested Restricted Shares held in my name shall not vest, shall be deemed forfeited and subject to cancellation by the Company.

I hereby accept the Restricted Shares subject to the aforementiond terms and conditions.

Executed at La Porte, Texas, on July 15, 2012.

/s/ Denise Nelson

Denise Nelson

Accepted by the Company:

/s/ Craig Crawford

Craig Crawford

Chief Financial Officer